(LOGO HERE) BROWN
            RUDNICK
            FREED &
            GESMER

A Partnership of
Professional Corporations

ONE OLD STONE SQUARE
PROVIDENCE, RHODE ISLAND 02903
401-276-2600
FAX: 401-276-2601

Boston/Hartford


                                           October 1, 1996



Washington Trust Bancorp, Inc.
23 Broad Street
Westerly, Rhode Island 02891

RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We are general counsel to Washington Trust Bancorp, Inc., a Rhode Island corporation (the "Corporation"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 1,700 shares of the Corporation's Common Stock, $.0625 par value (the "Shares") and 901,700 Rights, as defined below. The Rights are issuable pursuant to that certain Rights Agreement, dated as of August 15, 1996 (the "Rights Agreement"), providing, in effect, for the delivery of a right (a "Right"), along with each share of Common Stock issued by the Corporation.

         The Shares are issuable pursuant to the Corporation's 1996 Directors' Stock Plan (the "Directors' Plan"). Of the Rights, (i) 1,700 are issuable pursuant to the Directors' Plan, and (ii) 900,000 are issuable upon exercise of options granted or to be granted pursuant to the Corporation's Amended and Restated 1988 Stock Option Plan (the "1988 Plan"). The Directors' Plan and the 1988 Plan are hereinafter referred to collectively as the Plans.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. A copy of the Restated Articles of Incorporation of the Corporation as in effect on the date hereof;

         2. A copy of the Bylaws of the Corporation as in effect on the date hereof;

         3.    The  corporate  records  of  the  Corporation   relating  to  the
               proceedings of the directors of the Corporation with regard to the issuance of the Rights and the Shares;

         4.    Each of the Plans;

         5.    The Rights Agreement; and

         6.    The Registration Statement.

         For purposes of this opinion we have assumed without any  investigation
(1) the legal capacity of each natural person and (2) the genuineness of each signature, the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us as a copy.

         Our opinion hereafter expressed is based solely upon (1) our review of the Documents, (2) discussions with certain officers of the Corporation with respect to the Documents, (3) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein and (4) such review of published sources of law as we have deemed necessary.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the applicable Plan, the Shares will be validly issued, fully paid and nonassessable. The Rights have been duly authorized and, when issued in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable.

         We express no legal opinion upon any matter other than those explicitly addressed in the immediately preceding paragraph, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.

                                 Very truly yours,

                                 BROWN, RUDNICK, FREED & GESMER, LTD.
                                 By:  Brown, Rudnick, Freed & Gesmer, a partner



                                 By: Andrew M. Hodgkin
                                    Andrew M. Hodgkin, a Member duly authorized